 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2012

ORPHEUM PROPERTY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-30595	33-0619256
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 2534
New Orleans, Louisiana		70170
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (504) 599-5684

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 20, 2012, Orpheum Property, Inc. (“Orpheum” or the “Company”) agreed to purchase fifty percent (50%) of M.E.L. Investments Ltd. and related entities (“Seller”), which owns and plans to operate the Placencia International Airport, the Panther Golf Course & Residences, The Placencia Hotel, Rendezvous Island Resort, Copal Beach Resort, The Placencia Marina, and Borluso Grand Casino (collectively, “The Placencia Group of Companies”).

The Placencia Group of Companies was valued at $450,000,000 for purposes of this transaction. Orpheum has agreed to pay the Seller $225,000,000, payable in 150,000,000 restricted shares of the Company’s common stock, 10,000,000 shares of Treaty Energy Corporation (paid by a shareholder of Treaty) valued at approximately $450,000, $75,000,000 in the Company’s Preferred Stock, and a commitment to raise $45,000,000 cash within 180 days.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ORPHEUM PROPERTY, INC.

Date: April 30, 2012	/s/ Michael A. Mulshine
Michael A. Mulshine Corporate Secretary